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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated July 27, 1998, except for Note 2 to the consolidated financial statements and Note 1 to the consolidated financial statement supplemental schedule as to which the date is August 14, 1998, on our audits of the consolidated financial statements and consolidated financial statement supplemental schedule of The Mutual Life Insurance Company of New York. We also consent to the references to our firm under the captions "Experts", "Summary Financial Information" and "Selected Consolidated Financial Information."

PricewaterhouseCoopers LLP

New York, New York
October 19, 1998